UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

CITY NATIONAL CORPORATION

Delaware	95-2568550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 North Roxbury Drive, Beverly Hills, California, 90210
(Address of Principal Executive Offices) (Zip Code)

CITY NATIONAL CORPORATION –1995 OMNIBUS PLAN
(Full title of the plan)

Michael B. Cahill, Executive Vice President, General Counsel and Secretary City National Corporation 400 North Roxbury Drive Beverly Hills, California 90210
(Name and address of agent for service)

310-888-6266
(Telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

A total of 3,000,000 shares of common stock of City National Corporation, a Delaware corporation (the “Company” or “Registrant”) were registered in connection with the Company’s 1995 Omnibus Plan (the “1995 Plan”), which shares were registered on the Company’s Form S-8 (File No. 333-01993) (the “1995 S-8”), filed as of March 27, 1996.  On April 28, 2004, the stockholders of the Company approved the Amended and Restated 2002 Omnibus Plan (the “Amended 2002 Plan”).  Of the 3,000,000 shares registered in connection with the 1995 Plan, 52,655 shares have not been issued and are not subject to issuance upon the exercise of outstanding options granted under the 1995 Plan.  Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997 (see G. Securities Act Forms, number 89), 52,655 shares of the Company’s common stock registered on the 1995  S-8 are carried forward to, and deemed covered by, the registration statement on the separate Post Effective Amendment No. 1 to Form S-8 being filed concurrently herewith in connection with the Amended 2002 Plan (the “Amended 2002 S-8”).

In addition to the 52,655 shares being carried forward from the 1995 Plan, any shares that are not issued pursuant to outstanding options granted under the 1995 Plan, such as when a currently outstanding option under the 1995 Plan expires, is cancelled, terminated or is forfeited, will be carried forward for issuance in connection with the Amended 2002 Plan and deemed covered by the Amended 2002 S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the 1995 S-8 filed by the Company with respect to securities offered pursuant to the 1995 Plan are hereby incorporated by reference herein.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on July 28, 2004.

(Registrant)  CITY NATIONAL CORPORATION

By (Signature and Title)	/s/ RUSSELL GOLDSMITH

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ BRAM GOLDSMITH	Chairman of the Board and Director	July 28, 2004
Bram Goldsmith

/s/ RUSSELL GOLDSMITH	Vice Chairman and Chief Executive Officer and	July 28, 2004
Russell Goldsmith	Director (Principal Executive Officer)

/s/ CHRISTOPHER J. CAREY	Chief Financial Officer and Treasurer (Principal	July 28, 2004
Christopher J. Carey	Financial Officer)

/s/ STEPHEN D. MCAVOY	Controller (Principal Accounting Officer)	July 28, 2004
Stephen D. McAvoy

/s/ GEORGE H. BENTER, JR.	President and Director	July 28, 2004
George H. Benter, Jr.

/s/ RICHARD L. BLOCH	Director	July 28, 2004
Richard L. Bloch

/s/ KENNETH L. COLEMAN	Director	July 28, 2004
Kenneth L. Coleman

/s/ MICHAEL L. MEYER	Director	July 28, 2004
Michael L. Meyer

/s/ RONALD L. OLSON	Director	July 28, 2004
Ronald L. Olson

/s/ PETER M. THOMAS	Director	July 28, 2004
Peter M. Thomas

/s/ BOB TUTTLE	Director	July 28, 2004
Bob Tuttle

/s/ ANDREA VAN DE KAMP	Director	July 28, 2004
Andrea Van De Kamp

/s/ KENNETH ZIFFREN	Director	July 28, 2004
Kenneth Ziffren